                                                   Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                            _______________________

                       DNA PLANT TECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)

                DELAWARE                               22-395856
   (State or other jurisdiction of           (I.R.S. Employer Identification
    incorporation or organization)                        No.)


                            6701 San Pablo Avenue
                        Oakland, California 94608-1239
                               (510) 547-2395

               (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                               Robert Serenbetz
                            6701 San Pablo Avenue
                        Oakland, California 94608-1239
                               (510) 547-2395

             (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ___________________________________

                                  Copies to:
                            Henry O. Smith III, Esq.
                     Proskauer Rose Goetz & Mendelsohn LLP
                                 1585 Broadway
                           New York, New York 10036
                                 (212) 969-3000
                       __________________________________

       Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

       If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

                       CALCULATION OF REGISTRATION FEE



                                                   Proposed
Title of each                      Proposed         maximum
class of                            maximum        aggregate      Amount of
securities to    Amount to be   offering price     offering     registration
be registered     registered     per unit <F1>      price <F1>         fee
_____________    ____________   ______________     _________    _____________
Common Stock,
par value $.01
per share       750,000 shares      $1.71875       $1,289,063       $444.50







<F1>   Based on the average of the high and low prices reported in the NASDAQ
       National Market System on June 14, 1995. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                           CROSS REFERENCE SHEET
                (Pursuant to Item 501(b) of Regulation S-K)

     Registration Statement Item and Headings         Location in Prospectus
     ________________________________________         ______________________
 1.  Forepart of the Registration Statement and       Outside Front Cover Page
        Outside Front Cover Page of Prospectus           of Prospectus

 2.  Inside Front and Outside Back Cover Pages of     Inside Front and Outside
        Prospectus . . . . . . . . . . . . . . .         Back Cover Pages of
                                                         Prospectus

 3.  Summary Information, Risk Factors, and Ratio
        of Earnings to Fixed Charges . . . . . .      Risk Factors

 4.  Use of Proceeds . . . . . . . . . . . . . .      Not Applicable

 5.  Determination of Offering Price . . . . . .      Outside Front Cover Page
                                                         of Prospectus; Risk
                                                         Factors; Underwriting

 6.  Dilution  . . . . . . . . . . . . . . . . .      Dilution

 7.  Selling Security Holders  . . . . . . . . .      Selling Stockholder

 8.  Plan of Distribution  . . . . . . . . . . .      Selling Stockholder

 9.  Description of Securities to be Registered       Not Applicable

10.  Interests of Named Experts and Counsel  . .      Not Applicable

11.  Material Changes  . . . . . . . . . . . . .      Not Applicable

12.  Incorporation of Certain Information by          Incorporation by
        Reference  . . . . . . . . . . . . . . .         Reference

13.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities  . . . . . . . . . . . . . .      Not Applicable

                SUBJECT TO COMPLETION, DATED JUNE 15, 1995


PROSPECTUS


                     750,000 Shares of Common Stock

                    DNA PLANT TECHNOLOGY CORPORATION
                        _________________________



     All of the 750,000 shares of common stock, par value $.01 per share ("Common Stock"), of DNA Plant Technology Corporation, a Delaware corporation (the "Company"), are being sold by a stockholder of the Company (the "Selling Stockholder"). The Company will not receive any proceeds from the sale of shares by the Selling Stockholder. See "Selling Stockholder."

                        __________________________


     See "Risk Factors" for a discussion of certain factors to be considered by prospective investors.

                        ___________________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         __________________________

No dealer, salesperson, or any other person has been authorized to give any information or make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              June 15, 1995

                            TABLE OF CONTENTS


                                                    Page
             The Company . . . . . . . . . . . .      2
             Available Information . . . . . . .      2
             Incorporation by Reference  . . . .      3
             Risk Factors  . . . . . . . . . . .      4
             Selling Stockholder . . . . . . . .      9
             Legal Opinions  . . . . . . . . . .     10
             Experts . . . . . . . . . . . . . .     10

                              THE COMPANY

     DNA Plant Technology Corporation is a leading agribusiness biotechnology company focused on the development and marketing of premium, fresh and processed, branded fruits and vegetables developed through advanced breeding, genetic engineering, and other biotechniques. The Company uses these technologies to achieve improvements in the taste, texture, product form, color, and shelf life of produce and to improve production characteristics, such as disease resistance and production or processing yields. The Company, through its subsidiary FreshWorld Farms, Inc., is engaged in the production and marketing of branded, premium fruits and vegetables. It currently is marketing its first generation of products developed through advanced biotechnological techniques to supermarkets and institutions. The Company is developing its second generation products using genetic engineering.

    The Company was incorporated in Delaware in 1981 and its principal offices are located at 6701 San Pablo Avenue, Oakland, California 94608-1239 (telephone number (510) 547-2395).


                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement, to the documents incorporated by reference therein, and to the schedules and exhibits thereto.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such Registration Statement, reports, and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of each such document may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

                          INCORPORATION BY REFERENCE

The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;
     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;
     (c)     the Company's Proxy Statement, dated April 7, 1995; and
     (d) the description of the Common Stock contained in the Prospectus, dated January 20, 1994, included in the Company's registration statement on Form S-3 (Registration Number 33-73086), as filed pursuant to Rule 424(b) under the Securities Act.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Such requests should be directed to DNA Plant Technology Corporation, 6701 San Pablo Avenue, Oakland, California 94608-1239, Attention: Chief Financial Officer, telephone number
(510) 547-2395.

                             RISK FACTORS

     The shares being offered hereby are speculative and involve a high degree of risk. Prospective investors should carefully consider, among other things, the following factors concerning the business of the Company.


Cash Requirements

     As of March 31, 1995, the Company had cash and temporary investments of $1.1 million. In view of the Company's continuing losses since that date, the Company will have to generate sufficient funds to meet its cash requirements through operations, the sale of assets or securities, or other financing arrangements, or it will be required to curtail certain of its activities.
The Company has announced that it is engaged in discussions with several parties relating to securing additional capital and is hopeful that it will be able to successfully conclude negotiations in the near future in order to obtain sufficient funds for its operating needs.


Historical Losses and Accumulated Deficits

     The Company has sustained losses in each year since its incorporation in 1981. It is likely that such losses will continue until the Company's products are successfully established and profitability is achieved through increased sales, economies of scale, and reduction in costs, of which there can be no assurance.


Recent Litigation Affecting the Endless Summer Tomato

     The Company is a defendant in a lawsuit brought by Monsanto Company ("Monsanto") in May 1995 in the United States District Court for the District of Delaware. Monsanto has alleged that the Company is infringing two of Monsanto's United States patents relating to the use of promoter and gene marker technology in plants. Monsanto is seeking unspecified damages. The Company intends to defend this suit vigorously and has filed a counterclaim seeking to invalidate the Monsanto patents and prove that the Company is not infringing such patents. The Company is also negotiating with Monsanto to resolve this dispute.

     If the Company does become involved in extended litigation with Monsanto, the Company may be required to incur substantial litigation expenses, and such litigation could consume substantial management time, which could have a material adverse effect on the Company even if it were successful in the litigation. If the Company is unable to prevail in the litigation, it expects to market a second generation of its Endless Summer tomato which falls outside the scope of Monsanto's patents. The marketing of such second generation Endless Summer tomato may be delayed by regulatory requirements and other problems frequently encountered in the development and commercialization of a new product.


Stage of Product Development and Marketing

     Marketing of several products developed by the Company is in the relatively early stages, and there can be no assurance that any of these products will be successful or will produce significant revenues or profits for the Company. In addition, a number of the Company's product development projects are in the early stages, and there can be no assurance that these projects will be successful or that any resulting products will be well received or profitable. In particular, although the Company has produced and sold a limited amount of its branded produce, there can be no assurance that it will be able to produce or market such products on a larger scale. The production, distribution, and sale of branded, premium quality, fresh market tomatoes and other fruits and vegetables which the Company is currently marketing or proposes to market in the future involve many variables and uncertainties, including consumers' willingness to pay higher prices for such fruits and vegetables and retailers' willingness to carry such fruits and vegetables. Even if consumer acceptance is achieved for the Company's fresh fruits and vegetables, the Company's fresh market fruit and vegetable business will not achieve profitability until the Company increases sales, establishes economies of scale, and realizes reductions in the unit costs currently being incurred in certain of its product lines, of which there can be no assurance.


Public Acceptance of Genetically Engineered Products

     The Company's second generation products are being developed through genetic engineering. The commercial success of these products will depend in part on public acceptance of the cultivation and consumption of genetically engineered products. There is no assurance that such products will gain public acceptance, even if such products obtain the required regulatory approvals.


Agribusiness Risks

     Certain of the Company's present and future products may be subject to various hazards including disease, frost, drought, flood, hail, and other causes of crop failure. Although the Company contracts with growers in different regions of the United States, there can be no assurance that these growers will be able to produce sufficient crops of suitable quality or in sufficient quantity to satisfy the Company's requirements.

     Certain of the Company's present and future products may be affected by changes in United States government agricultural policy. There can be no assurance that changes in United States government agricultural policy will not have a material adverse effect on the Company.


No Assurance of Proprietary Protection

     The Company's success will depend, in part, on its ability to obtain patents, maintain trade secret protection, and conduct its business without infringing the proprietary rights of others. Although the Company possesses certain patents and has filed patent applications with respect to certain of its products and technologies, there can be no assurance that others will not develop and market competing technologies and products or that the Company will be able to enforce the patents which it currently possesses or will be able otherwise to obtain or enforce any patents for which it has filed an application. The Company also relies upon unpatented proprietary and trade secret technology. There can be no assurance that others have not developed or will not independently develop such proprietary technology or otherwise obtain access to the Company's proprietary technology. The extent to which the Company in the future may be required or may desire to obtain licenses with respect to patents obtained by others and the availability and cost of any such licenses are currently unknown. If the Company does not obtain necessary licenses, the development, production, use, or sale of the Company's products could be delayed or prevented. In addition, the Company could incur substantial costs in defending any patent infringement suits or in asserting any patent rights, including those granted by third parties. The United States Patent and Trademark Office could institute interference proceedings involving the Company in connection with one or more of the Company's patents or patent applications, and such proceedings could result in an adverse decision as to priority of invention. Reexamination proceedings could be instituted against the Company in connection with one or more of the Company's patents, and such proceedings could result in an adverse decision as to the validity or scope of the patents.


Competition

     The segments of the agricultural biotechnology industry and industrial and consumer product industries in which the Company participates are highly competitive. Competitors include specialized biotechnology firms, as well as major food and chemical companies, some of which have biotechnology divisions, and many of which have considerably greater financial, technical, and marketing resources than the Company. The agricultural biotechnology industry is undergoing, and is expected to continue to undergo, rapid and significant technological change, and the Company expects competition to intensify as technical advances in the field are made and become more widely known.


Governmental Regulation

     The present and future activities of the Company are, or may be, subject to extensive regulation by the United States Food and Drug Administration (the "FDA"), the United States Department of Agriculture (the "USDA"), the United States Environmental Protection Agency, and other United States and state regulatory agencies. In addition, the Company's products may also be subject to regulation by agencies of foreign countries in which the products are tested, used, or sold.

     The Company's first generation products are currently being marketed.
The Company's second generation tomato has received clearance from the FDA and from the USDA. The Company's other second generation products may require regulatory approval or notification. The regulatory process may delay research, development, production, or marketing and require costly and time consuming procedures, and there can be no assurance that requisite regulatory approvals or registration of certain of the Company's products will be granted on a timely basis. Delays in obtaining, or the failure to obtain, any necessary regulatory approvals could have a material adverse effect on the Company's ability to develop, produce, and sell such products.


Product Liability

     Certain of the products being marketed and developed by the Company entail a risk of product liability. While the Company has taken and will continue to take what it believes are adequate precautions, there can be no assurance that it will avoid significant product liability exposure. The Company maintains limited product liability insurance. If the Company seeks to maintain or expand such coverage in the future, there can be no assurance that adequate coverage would be available at acceptable costs. The obligation to pay any product liability claim may have a material adverse effect on the business or financial condition of the Company.


Key Personnel

     The success of the Company will depend, in large part, on its ability to continue to attract and retain qualified scientific and management personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such persons. The loss of the Company's key management or scientific personnel could have a material adverse effect on the Company.


Shares Available for Future Sale

     E. I. du Pont de Nemours and Company ("Du Pont") owns 5,750,000 shares of Common Stock currently representing approximately 16.8% of the outstanding shares (after giving effect to the assumed conversion of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Convertible Preferred Stock"), owned by Du Pont into 2,750,000 shares of Common Stock). Du Pont has agreed, in general, that prior to March 1996, it will not sell publicly any of the shares which it owns and that, subsequent to March 1996 and prior to March 1997, it will not sell publicly more than 1,000,000 shares of Common Stock. The sale by Du Pont of a significant number of shares of Common Stock may adversely affect the market price of the Common Stock.


Volatility of Common Stock Price

     There has been significant volatility in the market prices for publicly traded shares of biotechnology companies, including the Company. There can be no assurance that the price of the Common Stock will remain at or exceed current levels. Factors such as announcements of technical or product developments by the Company or its competitors, governmental regulation, or patent or proprietary rights developments may have a significant impact on the market price of the Common Stock.


Anti-Takeover Effects of the Special Conversion Rights and the Delaware Business Combination Statute

     Upon the occurrence of a business combination or the acquisition by a person of more than 50% of the outstanding Common Stock other than pursuant to a business combination or a transaction in which such person acquires from the Company at least one-half of the Common Stock owned by him, holders of the Company's $2.25 Convertible Exchangeable Preferred Stock, par value $.01 per share (the "$2.25 Convertible Preferred Stock"), or the debentures for which such shares are exchangeable, will have special conversion rights for a 45-day period, subject to cash redemption at the option of the Company. Such special conversion rights may, under certain circumstances, render more difficult or tend to discourage attempts to acquire the Company. In addition, Section 203 of the Delaware General Corporation Law which prohibits for a period of time certain "business combinations" between interested stockholders and corporations (including the Company) which are subject to the statute, could prohibit or delay the consummation of mergers or other takeover or change in control attempts with respect to the Company. Such special conversion rights and provisions of Delaware law may have an adverse effect on the market price of the Common Stock and may discourage bids at prices above the then existing market prices for the Company's securities.


Dividends on Common Stock Unlikely

     The Company does not, in the foreseeable future, anticipate paying any dividends on the Common Stock. The terms of the $2.25 Convertible Preferred Stock restrict the payment of cash dividends on the Common Stock. In addition, payment of dividends on the $2.25 Convertible Preferred Stock will reduce the amount of funds which might otherwise be available for the payment of dividends on the Common Stock, and any payment of dividends on the Common Stock must also be paid on the Series A Convertible Preferred Stock.

                           SELLING STOCKHOLDER

     The following table sets forth certain information as of the date of this Prospectus with respect to the Selling Stockholder. All of the shares to be sold by the Selling Stockholder represent shares acquired by it from the Company in a private transaction. The Company will not receive any of the proceeds from the sale of such shares. Beneficial ownership after the offering will depend on the number of shares sold by the Selling Stockholder.

                                               Percentage of
                          Number of Shares   Outstanding Shares     Number
                           Owned Prior to      Owned Prior To     of Shares
Selling Stockholder         Offering (1)          Offering         Offered
___________________       ________________   __________________   _________
GFL Advantage Fund Limited    750,000                2.4%          750,000
c/o CITCO
Kaya Flamboyan 9
Curacao Netherlands Antilles





     The sale of the shares by the Selling Stockholder may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Stockholder) in the over-the-counter market or in negotiated transactions, through the writing of options on such shares, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     The Selling Stockholder may effect such transactions by selling their shares directly to purchasers, through broker-dealers acting as agents for the Selling Stockholder, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     The Selling Stockholder and broker-dealers, if any, acting in connection with such sale might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such shares might be deemed to be underwriting discounts and commissions under the Securities Act.

                              LEGAL OPINION


     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Proskauer Rose Goetz & Mendelsohn LLP, New York, New York.



                                EXPERTS


     The financial statements of DNA Plant Technology Corporation as of December 31, 1994 and 1993, and for each of the years in the three year period ended December 31, 1994, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     An estimate of the fees and expenses of issuance and distribution (other than discounts and commissions) of the Common Stock offered hereby (all of which will be paid by the Company as follows:

      SEC registration fee . . . . . . . . . . .     $444.50
      NASD registration fee  . . . . . . . . . .  $15,000.00
      Legal fees and expenses  . . . . . . . . .   $8,900.00
      Accounting fees and expenses . . . . . . .   $2,800.00
      Miscellaneous expenses   . . . . . . . . .   $1,000.00
                                                  __________
            Total  . . . . . . . . . . . . . . .  $28,144.50

Item 15.  Indemnification of Directors and Officers

     The General Corporation Law of the State of Delaware permits the Company and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of the Company or in an action by stockholders of the Company.

     The Certificate of Incorporation of the Company (the "Charter") eliminates the liability of directors to stockholders or the Company for monetary damages arising out of the directors' breach of their fiduciary duty of care. The Charter also authorizes the Company to indemnify its directors, officers, incorporators, employees, and agents with respect to certain costs, expenses, and amounts incurred in connection with an action, suit, or proceeding by reason of the fact that such person was serving as a director, officer, incorporator, employee, or agent of the Company. In addition, the Charter permits the Company to provide additional indemnification rights to its officers and directors and to indemnify them to the greatest extent possible under the Delaware General Corporation Law. The Company has entered into indemnification agreements with each of its officers and directors and intends to enter into indemnification agreements with each of its future officers and directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its officers and directors against certain liabilities, including liabilities arising out of the offering made by this Registration Statement.

     The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

Item 16.  Exhibits and Financial Statement Schedules

     Exhibit No.                      Exhibit Description

        5   --    Opinion of Proskauer Rose Goetz & Mendelsohn LLP regarding legality of securities

       23.1 --    Consent of KPMG Peat Marwick LLP

       23.2 -- Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in the opinion filed as Exhibit 5)

       24   --    Powers of Attorney (included on page II-4)


Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 1995.


                                          DNA PLANT TECHNOLOGY CORPORATION


                                          By:   /S/ ROBERT SERENBETZ

                                                Robert Serenbetz
                                                Chairman of the Board and
                                                Chief Executive Officer